ECOSCIENCE CORPORATION

                                   EXHIBIT 23


--------------------------------------------------------------------------------

                               ARTHUR ANDERSEN LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 6, 1998 (except with respect to Note 12, as to which the date is March 12, 1999) included in this Form 8-K into EcoScience Corporation's previously filed Registration Statements, File Numbers 33-55206 and 333-25341. It should be noted that we have not audited the financial statements of EcoScience Corporation subsequent to June 30, 1998 or performed any audit procedures subsequent to the date of our report thereon.



                                                         /s/ Arthur Andersen LLP


Roseland, New Jersey
March 12, 1999


                                       6